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                                                                    Exhibit 23.1


                          CONSENT OF ERNST & YOUNG LLP

       We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-48096, 333-71520 and 333-90336) pertaining to the Amended and Restated 1998 Stock Incentive Plan, the 2000 Stock Plan, the 2000 Non-Employee Director Stock Option Plan, and the 2000 Employee Stock Purchase Plan of StorageNetworks, Inc. of our report dated January 29, 2003, with respect to the consolidated financial statements and schedule of StorageNetworks, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

Boston, Massachusetts
March 24, 2003

                                                           /s/ Ernst & Young LLP